EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated February 3, 1999, except as to the first paragraph of Note 5, as to which the date is April 16, 1999 and Note 12, as to which the date is July 12, 1999, with respect to the consolidated financial statements of Interactive Intelligence, Inc. in its Registration Statement (Form S-1 No. 333-79509) dated September 22, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) pertaining to the Company's registration of common stock pursuant to the Company's 1999 Stock Option and Incentive Plan, 1995 Nonstatutory Stock Option Incentive Plan, 1995 Incentive Stock Option Plan, as amended, Outside Directors Stock Option Plan, as amended and Stock Option Agreements between the Company and Donald E. Brown, M.D., Jon Anton, D.Sc. and Michael P. Cullinane.


/s/ Ernst & Young LLP

Indianapolis, Indiana
September 24, 1999